Exhibit 99.1

News Release

Date:	April 25, 2016 4:00pm EST
From:	Archie M. Brown, Jr. President and CEO
MainSource Financial Group, Inc. | 812-663-6734

MainSource Financial Group - NASDAQ, MSFG -
Announces First Quarter 2016 Financial Results

•                  Net income of $8.8 million

•                  Earnings Per Share of $0.40

•                  Continued Improvement in Credit Quality

•                  Increase in Common Dividend to $0.15

•                  Tangible Common Equity Ratio of 9.4%

Greensburg, Indiana, Archie M. Brown, Jr., President and Chief Executive Officer of MainSource Financial Group, Inc. (NASDAQ: MSFG), announced today the unaudited financial results for the first quarter of 2016.  For the three months ended March 31, 2016, the Company recorded net income of $8.8 million, or $0.40 per common share, compared to net income of $7.7 million, or $0.35 per common share, in the first quarter of 2015.  During the first quarter of 2015 the Company incurred a $2.4 million charge related to the prepayment of Federal Home Loan Bank (FHLB) advances and realized $252 thousand of gains from the sale of investment securities.  The sum of these items reduced earnings per share by $0.06 during that period.

CEO Comments

Mr. Brown commented on the first quarter, “We are pleased to report a good first quarter.  Year over year, we grew the loan portfolio by 9%.  This growth, combined with a 34% increase in interchange income, led to our strong earnings performance.  For the first quarter, loan balances were flat with year-end and a little less than we expected.  During the third and fourth quarter of 2015, we were able to grow our loans, on an annualized basis, in excess of 15%.  The flattening of the loan book for the quarter was related to seasonal line of credit reductions, the payoff of several problem credits and a general softening of loan activity. We remain positive about loan growth for the year.  Recently, loan pipelines have increased and we anticipate a rebound in growth in the second quarter.”

Mr. Brown continued, “We are pleased with the overall improvement in our fee income as it exceeded the same period a year ago by 4%.  However, we observed more softness than expected in several categories, including trust and investment product fees, mortgage banking and service charges on deposit accounts.  Generally, the first quarter is a seasonal low point in some of our fee areas.  As rates have fallen and the second quarter is underway, we are experiencing a strengthening in mortgage applications.  We are looking forward to improvement in all fee categories as we progress through the year.”

Mr. Brown concluded, “Our merger process with Cheviot Financial Corp., in Cincinnati, is going well and, subject to the satisfaction of remaining closing conditions, we expect it to be complete in the second quarter.  We are excited to be expanding our presence in the Cincinnati market and welcoming new customers, employees and shareholders to MainSource.  In addition, our board was pleased to approve an increase to the quarterly common dividend in the first quarter.  The quarterly dividend was increased by 7% to $0.15 per common share.”

NET INTEREST INCOME

Net interest income was $26.4 million for the first quarter of 2016 compared to $25.1 million a year ago.  The increase in net interest income was primarily due to an increase in earning assets.  Net interest margin, on a fully-taxable equivalent basis, was 3.66% for the first quarter of 2016, which was fifteen basis points below the first quarter of 2015 and a decrease of two basis points compared to the fourth quarter of 2015.

NON-INTEREST INCOME

The Company’s non-interest income (excluding investment securities gains) was $11.6 million for the first quarter of 2016 compared to $11.1 million for the same period in 2015.  An increase in interchange income of $674 thousand was offset by a decrease in “other” income of $241 thousand.  Interchange income increased year over year as the Company converted its debit cards from Visa to MasterCard which has resulted in a higher interchange rate.  Other income decreased as the Company realized a bank-owned life insurance death benefit of $300 thousand in the first quarter of 2015.

NON-INTEREST EXPENSE

The Company’s non-interest expense was $26.2 million for the first quarter of 2016 compared to $27.0 million for the same period in 2015.  During the first quarter of 2015, the Company incurred $2.4 million in expenses related to the prepayment of FHLB advances.  Excluding this prepayment fee, the Company’s non-interest expense would have been $24.7 million for the first quarter of 2015.  The year over year increase in total expenses were in the employee, occupancy and equipment expense categories and were primarily related to the acquisition of branches in the latter part of 2015.

BALANCE SHEET AND CAPITAL

Total assets were $3.41 billion at March 31, 2016, which represents a $261 million increase from a year ago.  The increase in the balance sheet was primarily related to the acquisition of branches in the third quarter of 2015 in addition to organic loan growth.  Loan balances (including loans that are classified as held for sale) grew $176 million from a year ago but were essentially flat on a linked-quarter basis.  Lower demand and seasonal line of credit payoffs stemmed loan growth for the current quarter.  The Company’s regulatory capital ratios remain strong and as of March 31, 2016 were as follows: leverage ratio of 10.2%, tier one capital to risk-weighted assets of 14.6%, common equity tier one capital ratio of 12.9%, and total capital to risk-weighted assets of 15.6%.  In addition, as of March 31, 2016, the Company’s tangible common equity ratio was 9.4%.

ASSET QUALITY

Non-performing assets (NPA’s) were $16.3 million as of March 31, 2016, a decrease of $1.7 million on a linked-quarter basis.  NPA’s represented 0.48% of total assets as of March 31, 2016 compared to 0.53% as of December 31, 2015 and 0.63% as of March 31, 2015.  Net charge-offs were $1.4 million for the first quarter of 2016 and represented 0.27% of average loans on an annualized basis.  The Company recorded $500 thousand of loan loss provision expense for the first quarter of 2016.  This was primarily due to the continued improvement in the Company’s overall credit quality.  The Company’s allowance for loan losses as a percent of total outstanding loans was 0.97% as of March 31, 2016 compared to 1.02% as of December 31, 2015 and 1.14% as of March 31, 2015.

MAINSOURCE FINANCIAL GROUP

(unaudited)

(Dollars in thousands except per share data)

	Three months ended March 31
	2016	2015
Income Statement Summary
Interest Income	$28,746	$27,267
Interest Expense	2,374	2,213
Net Interest Income	26,372	25,054
Provision for Loan Losses	500	—
Noninterest Income:
Trust and investment product fees	1,210	1,206
Mortgage banking	1,790	1,855
Service charges on deposit accounts	4,682	4,621
Gain on sales of securities	17	252
Interchange income	2,635	1,961
Other	1,255	1,496
Total Noninterest Income	11,589	11,391
Noninterest Expense:
Employee	14,860	13,977
Occupancy and equipment	5,324	4,914
Intangible amortization	328	420
Marketing	654	562
Interchange expense	813	575
Collection expenses	252	256
FDIC assessment	420	375
FHLB advance prepayment penalty	—	2,364
Other	3,506	3,584
Total Noninterest Expense	26,157	27,027
Earnings Before Income Taxes	11,304	9,418
Provision for Income Taxes	2,538	1,755
Net Income	$8,766	$7,663

	Three months ended March 31
	2016	2015
Average Balance Sheet Data
Gross Loans	$2,149,184	$1,963,024
Earning Assets	3,096,634	2,842,290
Total Assets	3,398,105	3,145,547
Noninterest Bearing Deposits	639,404	536,513
Interest Bearing Deposits	1,999,445	1,937,288
Total Interest Bearing Liabilities	2,350,590	2,209,559
Shareholders’ Equity	389,204	366,282

	Three months ended March 31
	2016	2015
Per Share Data
Diluted Earnings Per Share	$0.40	$0.35
Cash Dividends Per Share	0.150	0.130
Market Value - High	22.18	20.62
Market Value - Low	19.95	18.71
Average Outstanding Shares (diluted)	21,873,038	21,915,434

	Three months ended March 31
	2016	2015
Key Ratios
Return on Average Assets	1.04%	0.99%
Return on Average Equity	9.06%	8.48%
Net Interest Margin	3.66%	3.81%
Efficiency Ratio	65.73%	70.96%
Net Overhead to Average Assets	1.72%	2.02%

	March 31	December 31	September 30	June 30	March 31
	2016	2015	2015	2015	2015
Balance Sheet Highlights
Total Loans (Including Loans Held for Sale)	$2,165,511	$2,162,925	$2,086,313	$2,002,979	$1,990,169
Allowance for Loan Losses	21,079	22,020	22,023	22,473	22,638
Total Securities	937,719	925,279	909,498	859,736	871,080
Goodwill and Intangible Assets	80,287	80,615	80,985	77,707	78,126
Total Assets	3,414,276	3,385,408	3,336,615	3,240,194	3,152,830
Noninterest Bearing Deposits	647,187	641,439	606,218	568,365	550,497
Interest Bearing Deposits	1,997,657	2,009,336	2,001,380	1,966,702	1,924,737
Other Borrowings	326,796	310,727	296,655	195,745	276,719
Shareholders’ Equity	394,204	381,360	378,056	367,991	368,931

	March 31	December 31	September 30	June 30	March 31
	2016	2015	2015	2015	2015
Other Balance Sheet Data
Tangible Book Value Per Common Share	$14.51	$13.94	$13.76	$13.42	$13.40
Loan Loss Reserve to Loans	0.97%	1.02%	1.06%	1.12%	1.14%
Loan Loss Reserve to Non-performing Loans	186.05%	171.46%	162.14%	141.59%	161.97%
Nonperforming Assets (NPA) to Total Assets	0.39%	0.44%	0.48%	0.55%	0.51%
NPA’s (w/ TDR’s) to Total Assets	0.48%	0.53%	0.58%	0.68%	0.63%
Tangible Common Equity Ratio (1)	9.42%	9.10%	9.12%	9.18%	9.46%
Outstanding Shares	21,627,452	21,579,575	21,589,959	21,624,684	21,694,815

	March 31	December 31	September 30	June 30	March 31
	2016	2015	2015	2015	2015
Asset Quality
Special Mention Loans	$11,796	$19,019	$21,522	$21,975	$30,823
Substandard Loans (Accruing)	15,116	7,157	7,978	10,992	13,069
New Non-accrual Loans (for the 3 months ending)	1,627	2,078	2,417	4,987	3,068

Loans Past Due 90 Days or More and Still Accruing	$—	$—	$75	$40	$—
Non-accrual Loans	11,330	12,843	13,508	15,832	13,977
Other Real Estate Owned	1,911	1,959	2,437	2,065	2,201
Total Nonperforming Assets (NPA’s)	$13,241	$14,802	$16,020	$17,937	$16,178
Troubled Debt Restructurings (Accruing)	3,098	3,196	3,310	4,160	3,603
Total NPA’s with Troubled Debt Restructurings	$16,339	$17,998	$19,330	$22,097	$19,781

Net Charge-offs - QTD	$1,441	$828	$1,250	$165	$612
Net Charge-offs as a % of average loans	0.27%	0.16%	0.24%	0.03%	0.13%

(1) Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of preferred stock, goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets are calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. The Company believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

	March 31	December 31	September 30	June 30	March 31
	2016	2015	2015	2015	2015
Shareholders’ Equity	394,204	381,360	378,056	367,991	368,931
Less: Intangible Assets	80,287	80,615	80,985	77,707	78,126
Tangible Common Equity	313,917	300,745	297,071	290,284	290,805

Total Assets	3,414,276	3,385,408	3,336,615	3,240,194	3,152,830
Less: Intangible Assets	80,287	80,615	80,985	77,707	78,126
Tangible Assets	3,333,989	3,304,793	3,255,630	3,162,487	3,074,704

Ending Shares Outstanding	21,627,452	21,579,575	21,589,959	21,624,684	21,694,815

Tangible Book Value Per Share	$14.51	$13.94	$13.76	$13.42	$13.40
Tangible Common Equity/Tangible Assets	9.42%	9.10%	9.12%	9.18%	9.46%

Forward-Looking Statements

Except for historical information contained herein, the discussion in this press release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are covered by the safe harbor provisions of such sections.  These statements are based upon management expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties (many of which are beyond management’s control). Factors which could cause future results to differ materially from these expectations include, but are not limited to, the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; changes in the quality or composition of the Company’s loan and investment portfolios; the Company’s ability to integrate acquisitions; and other factors, including various “risk factors” as set forth in our most recent Annual Report on Form 10-K and in other reports we file from time to time with the Securities and Exchange Commission.  These reports are available publicly on the SEC website, www.sec.gov, and on the Company’s website, www.mainsourcefinancial.com.

Additional Information for Shareholders

The information in this document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, MainSource has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 (Registration Statement No.  333-209479) that includes a Proxy Statement of Cheviot and a Prospectus of MainSource, as well as other relevant documents concerning the proposed transaction. The SEC declared the Form S-4 Registration Statement effective on March 29, 2016. A definitive Proxy Statement/Prospectus was mailed to Cheviot shareholders on or about April 4, 2016. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about MainSource and Cheviot, may be obtained at the SEC’s Internet site (http://www.sec.gov). You may also obtain these documents, free of charge, from MainSource at www.mainsourcebank.com under the tab “Investor Relations” and from Cheviot at www.cheviotsavings.com under the tab “Investor Relations”. Alternatively, these documents can be obtained free of charge from MainSource upon written request to MainSource Financial Group, Inc., Attn: Corporate Secretary, 2105 North State Road 3 Bypass, Greensburg, Indiana 47240 or by calling (812) 663-6734 or from Cheviot upon written request to Cheviot Financial Corp., Attn: Investor Relations, 3723 Glenmore Avenue, Cheviot, Ohio 45211 or by calling (513) 661-0457.

MainSource and Cheviot and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Cheviot in connection with the proposed merger. Information about the directors and executive officers of MainSource is set forth in the proxy statement for MainSource’s 2016 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 23, 2016. Information about the directors and executive officers of Cheviot is set forth in the annual report for the year ended December 31, 2015, as filed with the SEC on Form 10-K on March 11, 2016.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.